UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2012, NiMin Energy Corp. (the “Company” or “NiMin”) and its wholly-owned subsidiary, Legacy Energy, Inc., and CLMG Corp., a Nevada corporation, as administrative agent, and the lenders party to the Credit Agreement dated as of June 30, 2010 (the “Senior Loan”) entered into an amendment to the Senior Loan (the “Amendment”). Pursuant to the Amendment, the Company will be obligated to pay a 2% prepayment premium for prepayments made from June 28, 2012 through June 30, 2013. The Amendment also amended the last applicable date of the “make whole provision” of approximately $10,000,000 from June 30, 2012 to June 27, 2012. A copy of the Amendment is filed herewith as exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 First Amendment to Credit Agreement dated as of May 18, 2012 by and among Legacy Energy, Inc., NiMin Energy Corp., CLMG Corp., as administrative agent and the lenders party to the Credit Agreement dated as of June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP. (Registrant)

May 24, 2012	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of May 18, 2012 by and among Legacy Energy, Inc., NiMin Energy Corp., CLMG Corp., as administrative agent and the lenders party to the Credit Agreement dated as of June 30, 2010.

4